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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                   Form 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                   July 21, 2000


                                PMC-Sierra, Inc.
             (Exact name of registrant as specified in its charter)


      Delaware                    0-19084                   94-2925073
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State of incorporation   Commission File Number  IRS Employer Identification No.

                          250-900 East Hamilton Avenue
                               Campbell, CA 95008

                    (address of principal executive offices)

         Company's telephone number, including area code: (408) 626-2000

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Item 2.  Acquisition or Disposition of Assets

On  July  21,  2000,  PMC-Sierra,   Inc.  completed  the  acquisition  of  Datum
Telegraphic, Inc. in accordance with the Acquisition Agreement (the "Merger Agreement") dated June 26, 2000 between PMC and Datum.

Datum is a privately held wireless semiconductor company located in Vancouver, Canada. Datum makes power linearization digital signal processors for the wireless communications market.

PMC purchased the 92% interest of Datum that PMC did not already own for approximately 591,000 shares of PMC common stock and options to purchase PMC common stock, plus $17,000,000 (in cash).

PMC will account for the merger as a purchase. PMC expects to record a one-time charge to earnings during the third quarter of fiscal 2000 due to the acquisition of technology that has not reached technological feasibility and that has no alternative future use. The amount of the charge has not yet been determined.

Item 7.  Financial Statements and Exhibits

(a)      Financial statements of business acquired.

The financial information required by this item will be filed by amendment within 60 days of August 6, 2000.

(b)      Pro forma financial information

The financial information required by this item will be filed by amendment within 60 days of August 6, 2000.

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized person.

Date:    August 25, 2000

                                            PMC-SIERRA, INC.
                                            /s/  John W. Sullivan
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                                            John W. Sullivan
                                            Vice-President, Finance and
                                            Principal Accounting Officer